Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Post Effective Amendment No. 1) of our report dated March 31, 2015 relating to the consolidated financial statements of Longbau Group, Inc. as of December 31, 2014 and 2013, for the year ended December 31, 2014 and for the period from December 23, 2013 (Inception) to December 31, 2013. We also consent to the reference to our firm under the heading "Experts" appearing therein.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

October 8, 2015